EXHIBIT 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

GCI Liberty, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Series C GCI Group Common Stock, par value of $0.01 per share, available for new award grants under the Registrant’s 2025 Omnibus Incentive Plan	Other(3)	4,000,000	$30.99	$123,960,000.00	0.0001531	$18,978.28
Equity	Series C GCI Group Common Stock, par value of $0.01 per share, available for new award grants under the Registrant’s 2025 Transitional Stock Adjustment Plan	Other(3)	168,760	$30.99	$5,229,872.40	0.0001531	$800.69
Total Offering Amounts			4,168,760		$129,189,872.40		$19,778.97
Total Fee Offsets							$0
Net Fee Due							$19,778.97

(1) This Registration Statement covers, in addition to the number of shares of GCI Liberty, Inc., a Nevada corporation (the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the GCI Liberty, Inc. 2025 Omnibus Incentive Plan and the GCI Liberty, Inc. 2025 Transitional Stock Adjustment Plan (the “Plans”) as a result of one or more adjustments under the Plans to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions. For purposes of this Registration Statement, “Common Stock” includes each other series of common stock of the Registrant as provided in the Plans.

(2) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Series C GCI Group Common Stock on July 15, 2025, in accordance with Rule 457(c) of the Securities Act.

(3) The registration fee has been calculated in accordance with Rule 457(h) and Rule 457(c) promulgated under the Securities Act.